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Exhibit 10.47

COMMON STOCK WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A STOCK TRADING AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

WARRANT NO. 32

WARRANT CERTIFICATE

TO PURCHASE SHARES OF COMMON STOCK,

PAR VALUE $0.0001 PER SHARE
OF
ELECTRIC CITY CORP.

        THIS IS TO CERTIFY THAT SF Capital Partners, or its registered assigns (the "Holder"), is the owner of 300,000 warrants (the "Warrants"), each of which entitles the registered Holder thereof to purchase from Electric City Corp., a Delaware corporation (the "Company"), one fully paid, duly authorized and nonassessable share of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, at an exercise price of $1.00 per share, subject to adjustment from time to time as set forth herein (the "Exercise Price"), all on the terms and subject to the conditions hereinafter set forth.

        The number of shares of Common Stock issuable upon exercise of each Warrant (the "Number Issuable") shall be determined for each Warrant by dividing $1.00 by the Exercise Price in effect at the time of such exercise, and is initially one (1) share of Common Stock. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 13 hereof or, if not therein defined, in the SF Securities Purchase Agreement.

        Section 1.    Exercise Of Warrants.    Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered Holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate, (b) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable by any one or any combination of the following: (i) wire transfer of immediately available funds, (ii) certified or official bank check payable to the order of the Company or (iii) by the surrender (which surrender shall be evidenced by cancellation of the relevant number of Warrants represented by any Warrant certificate presented in connection with a Cashless Exercise (as defined below)) of a

Warrant or Warrants (represented by one or more relevant Warrant certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of such number of shares of Common Stock equal to the number of shares of Common Stock for which such Warrant is exercised as of the date of exercise (if the Exercise Price were being paid in cash) reduced by that number of shares of Common Stock equal to the number of shares for which such Warrant is exercised multiplied by a fraction, the numerator of which is (A) the Exercise Price and the denominator of which is (B) the Market Price of one share of Common Stock on the Business Day that immediately precedes the day of exercise of the Warrant. An exercise of a Warrant in accordance with clause (iii) is herein referred to as a "Cashless Exercise." The documentation and consideration, if any, delivered in accordance with clauses (a), (b) and (c) of this paragraph above are collectively referred to herein as the "Warrant Exercise Documentation."

        As promptly as practicable, and in any event within five (5) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock issuable in connection with such exercise, and if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised or surrendered; provided, however, that no new Warrant Certificate need be delivered if the Warrant Expiration Date has occurred. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

        The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrants evidenced hereby.

        In connection with the exercise of any Warrants evidenced hereby, at the Company's option, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company may elect to pay a cash adjustment in respect of such fractional interest in an amount equal to any such fractional interest multiplied by the current Market Price per share of Common Stock on the Business Day that precedes the day of exercise. If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

        Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned pursuant to this transaction by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company as contemplated in this Warrant.

        Section 2.    Adjustments.    The Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.

        (a)  Adjustment of Exercise Price Upon Issuance of Common Stock. If, on the date that the Company files its Report 10-KSB for fiscal year 2003 with the Securities and Exchange Commission (i) the consolidated revenue reported in such 10-KSB is less than $25 million and (ii) the closing price of the Company's Common Stock on such date of filing is less than $2.00 per share, then the Exercise Price shall be adjusted to $0.75 per share as of the filing date. Notwithstanding the foregoing, if, at any time following the closing date under the SF Securities Purchase Agreement and during the term of the Warrant, the Company shall in any manner issue any of its Common Stock or any equity securities or debt that is convertible into Common Stock and such issuance price (or convertible price) is less than $1.00 per share (or $0.75 per share upon the occurrence of (i) and (ii) of this Section 2(a)), and the Exercise Price in effect on the date immediately prior to the date of such issue is greater than such issuance price or convertible price, then, immediately upon such issue, the Exercise Price then in effect shall be reduced to such lower price per share.

        (b)  Subdivision; Combination of Stock or Stock Dividends. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, by split or otherwise, or issue additional shares of Common Stock as a dividend, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

        (c)  Reorganization; Reclassification; Consolidation; Merger or Sale of Assets. In case of (i) any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Common Stock) or (iii) transfer or sale of all or substantially all of the Company's Assets to another person (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to the Holder of the Warrants evidenced hereby, at least five (5) Business Days prior to effecting any of the foregoing Transactions, a certificate that the Holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and highest amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, who controls or is controlled by the successor or purchasing Person or who, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to Holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(c) similarly shall apply to successive Transactions.

        (d)  Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

E'	=	E	x	M - F

M
where:
E'	=	the adjusted Exercise Price.
E	=	the current Exercise Price.
M	=	the Market Price of one share of Common Stock on the record date mentioned below.
F	=	the fair market value (determined in good faith by the Board of Directors of the Company) on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock.

        The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. This Section 2(d) does not apply to any dividend or distribution that results in an adjustment to the Exercise Price pursuant to Section 2(a) or Section 2(b) above.

        Section 3.    Notice of Certain Events.    In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights that would result in an adjustment to the Exercise Price pursuant to Section 2(a) or Section 2(d), or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each Holder of the Warrants evidenced hereby at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the issue date of such dividend, distribution, rights or warrants or (c) the date on which such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up.

        Section 4.    Certain Covenants.    The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held as "treasury shares", for the purpose of enabling it to satisfy any obligation to issue Common Stock upon exercise of the Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of all outstanding Warrants. The Company shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

        The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

        Before taking any action that would cause an adjustment pursuant to Section 2 hereof to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company will take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at the Exercise Price as so adjusted.

        The Company covenants that all Common Stock that may be issued upon exercise of the Warrants will, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

        Section 5.    Registered Holder.    The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes.

        Section 6.    Transfer of Warrants.    Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

        Section 7.    Restrictive Legend.    Each certificate representing the Common Stock issued upon exercise of this Warrant shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A STOCK TRADING AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

Said legends shall be removed by the Company, upon the request of the Holder hereof, at such time as the restrictions on the transfer of the applicable security under applicable securities laws and the obligations imposed on the Holder hereof under the Stock Trading Agreement shall have terminated.

        Section 8.    Denominations.    The Company will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

        Section 9.    Replacement of Warrants.    Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

        Section 10.    Governing Law.    Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Warrant Certificate shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

        Section 11.    Rights Inure to Registered Holder.    The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder hereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder and their respective successors and permitted assigns any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

        Section 12. Notice. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be given by registered or certified first-class mail, return receipt requested, nationally recognized overnight delivery service or personal delivery, (a) if to the Holder, at the Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the SF Securities Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered if delivered by a nationally recognized overnight delivery service; and five (5) Business Days after being deposited in the mail, as aforesaid, postage prepaid, if mailed.

        Section 13. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of Chicago are authorized or required by law or executive order to close.

        "Cashless Exercise" shall have the meaning set forth in Section 1 hereof.

        "Company" shall have the meaning set forth in the preamble hereof.

        "Common Stock" shall have the meaning set forth in the preamble hereof.

        "Exercise Price" shall have the meaning set forth in the preamble hereof.

        "Holder" shall have the meaning set forth in the preamble.

        "Issue Date" shall mean February 27, 2003.

        "Market Price" means the last reported sale price of the applicable security as reported by The American Stock Exchange or the National Association of Securities Dealers, Inc. Automatic Quotations System or, if the applicable security is listed or admitted for trading on another securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Market Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate, in consultation with a nationally recognized investment bank. The Market Price shall be such price averaged over a period of ten

(10) consecutive Business Days ending two (2) days prior to the day as of which "Market Price" is being determined.

        "Number Issuable" shall have the meaning set forth in the preamble.

        "Person" means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        "SF Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated February    , 2003], by the Company and SF Capital Partners, as the same may be amended, modified or otherwise supplemented from time to time in accordance with its terms.

        "Transaction" shall have the meaning set forth in Section 2(c) hereof.

        "Transfer Agent" shall have the meaning set forth in Section 4 hereof.

        "Warrants" shall have the meaning set forth in the preamble hereof.

        "Warrant Exercise Documentation" shall have the meaning set forth in Section 1 hereof.

        "Warrant Expiration Date" means February 26, 2008.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.

COMPANY ELECTRIC CITY CORP., a Delaware corporation
By:
Name:
Title:
ATTEST:

Form of Assignment Form

[To be executed upon assignment of Warrants]

        The undersigned hereby assigns and transfers unto                        , whose Social Security Number or Tax ID Number is                        and whose record address is                        the rights represented by the attached Warrant Certificate with respect to    Warrants to which the attached Warrant Certificate relates, and irrevocably appoints                        as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

Signature:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)
Signature Guarantee:

Date:

(SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF
SOME OR ALL OF THE WARRANTS)

        The undersigned, registered Holder, successor or assignee of such registered Holder of the within Warrant Certificate, hereby:

        (a)  subscribes for    shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant Certificate, (b) makes the full cash payment therefor called for by the within Warrant Certificate or elects a Cashless Exercise or In-Kind Exercise as provided therein, and (c) directs that the Common Stock issuable upon exercise of said Warrants be issued as described hereunder.

(Name)
(Address)
SIGNATURE
Dated:

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  Exhibit 10.47